Exhibit 99.1

AUXILIUM RECEIVES NOTIFICATION OF XIAFLEX® PDUFA EXTENSION

CHESTERBROOK, PA, August 28, 2013 — Auxilium Pharmaceuticals, Inc. (Nasdaq: AUXL), a specialty biopharmaceutical company, announced today that the U.S. Food and Drug Administration (“FDA”) has notified the Company that it is extending the Prescription Drug User Fee Act (“PDUFA”) goal date for the Company’s supplemental biologics license application (“sBLA”) for XIAFLEX® (collagenase clostridium histolyticum) for the treatment of Peyronie’s disease (“PD”) from September 6, 2013 to December 6, 2013.

During the course of recent product label discussions, Auxilium submitted revisions regarding the Company’s proposed Risk Evaluation and Mitigation Strategy (REMS) program and other aspects related to the proposed label. The FDA determined that this submission qualified as a major amendment filed during the final three months of the review and extended the PDUFA goal date to December 6, 2013.  The FDA has not requested that any additional clinical studies be performed prior to the revised PDUFA action date.

“While we are disappointed in any delay of approval, we remain confident in the XIAFLEX Peyronie’s program and are committed to working with the FDA while they complete their review,” said Adrian Adams, Chief Executive Officer and President of Auxilium Pharmaceuticals. “We are continuing to prepare for commercialization in Peyronie’s disease, assuming FDA approval by the revised PDUFA date.”

PD is a condition in which collagen scar tissue may develop under the skin of the penis. The scar tissue, known as a Peyronie’s plaque, can feel like a bump and cause the penis to curve or bend when erect. This curvature deformity of the penis can impact sexual intercourse, erections and erection appearance, and can cause affected men to feel bothered, distressed, depressed or embarrassed.

Auxilium submitted to FDA the safety and efficacy data from the pivotal IMPRESS (The Investigation for Maximal Peyronie’s Reduction Efficacy and Safety Studies) trials, the Phase III studies that assessed XIAFLEX for the treatment of PD. In IMPRESS I and IMPRESS II at 52 weeks, both co-primary endpoints met statistical significance for mean percent improvement in penile curvature deformity and mean improvement in the PDQ bother domain for XIAFLEX subjects vs. placebo patients. XIAFLEX was generally well-tolerated.

About Peyronie’s Disease

PD can affect men both physically and psychosocially. The disorder can result in varying degrees of penile curvature deformity, disease bother, sexual dysfunction, emotional distress, loss of self-esteem and depression. PD often involves the development of collagen plaque, or scar tissue, on the shaft of the penis that may harden and reduce flexibility, thus occasionally causing pain and bending or arcing of the penis during erection. In addition to difficulty with sexual intercourse, PD is commonly associated with emotional distress, loss of self-esteem, disease bother and depression. PD is a heterogeneous disease with an initial inflammatory component. This inflammatory phase is poorly understood with a somewhat variable disease course and occasional spontaneous resolutions of not greater than 13%(1). After approximately 12 months of disease, the disease is reported to often develop into a more chronic, stable phase(1). The estimated prevalence in adult men of PD has been reported to be approximately 5%(2); however the disease is thought to be underdiagnosed and undertreated(1). Based on U.S. historical medical claims data, it is estimated that between 65,000 and 120,000 PD patients are diagnosed every year, but only 5,000 to 6,500 PD patients are treated with injectables or surgery annually(3).

(1)     L.A. Levine Peyronie’s Disease: A Guide to Clinical Management. Humana Press: 10-17, 2007.
(2)     Bella A. Peyronie’s Disease J Sex Med 2007;4:1527—1538
(3)     SDI and data on file, Auxilium

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum; CCH) is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult Dupuytren’s contracture (DC) patients with a palpable cord. XIAFLEX is a minimally invasive treatment for this condition and consists of a highly purified combination of two subtypes of collagenase, derived from Clostridium histolyticum, in specific proportion. Together, the collagenase sub-types work synergistically to break the bonds of the triple helix collagen structure more effectively than human collagenase. CCH will be entering phase IIb of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and phase IIa of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy).  XIAFLEX has been granted Orphan status in the U.S. by the FDA for DC and PD.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences.  Auxilium markets Testim® 1% (testosterone gel) for the topical treatment of hypogonadism in the U.S. and XIAFLEX® (collagenase clostridium histolyticum (CCH)) for the treatment of adult Dupuytren’s contracture patients with a palpable cord in the U.S. Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada.  Swedish Orphan Biovitrium AB has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in 71 Eurasian and African countries.  Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico.  Auxilium also markets TESTOPEL®, a long-acting implantable testosterone replacement therapy, Edex®, the leading branded non-oral drug for erectile dysfunction, Striant®, a buccal system for testosterone delivery, Osbon ErecAid®, the leading device for aiding erectile dysfunction, and also has a non-promoted respiratory franchise, including Theo-24® and Semprex®-D, along with three other non-promoted products, in the U.S.  Auxilium has three projects in clinical development.  XIAFLEX is in phase III of development for the treatment of Peyronie’s disease.  CCH is in phase II of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and phase II of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy).  Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements made with respect to whether and when XIAFLEX for the treatment of PD will receive FDA approval,  the efficacy of Auxilium’s product candidates, the design of the REMS program that will be necessary for FDA approval of XIAFLEX for the treatment of PD, the contents of the label for XIAFLEX for PD, Auxilium’s preparedness for the commercialization of XIAFLEX for PD, if approved by the FDA, and Auxilium’s future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “would”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “future”, “continue”, or “appear” or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on Auxilium’s current plans or assessments that are believed to be reasonable as of the date of this press release, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed under “Risk Factors” in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2012 and in other public filings with the SEC, including, without limitation, as such Form 10-K was updated in Item 8.01 of the Current Report on Form 8-K filed on April 29, 2013 and Auxilium’s Quarterly Report on Form 10-Q filed on August 1, 2013. While Auxilium may elect to update the forward-looking statements made in this news release in the future, Auxilium specifically disclaims any obligation to do so. Auxilium’s SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

AUXILIUM CONTACTS:

James E. Fickenscher / CFO	Nichol L. Ochsner / Senior Director, IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	nochsner@auxilium.com